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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 No. 333-00000 and related Prospectus of United Dominion Realty Trust, Inc. for the registration of 12,307,692 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2002, with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                  /s/Ernst & Young LLP

Richmond, Virginia
April 22, 2002